EXHIBIT 16.1

September 11, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   USA   20549


We have read Item 4 of the Form 8-K dated September 11, 2003, of Eagle Broadband, Inc., and are in agreement with the statements contained therein, insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,
MCMANUS & CO., P.C.


/s/McManus & Co., P.C.
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